SUB-ITEM 77Q1: Exhibits
(g) Agreement and Plan of Reorganization of the Fund and Global Health Sciences Fund, Inc.
AGREEMENT AND PLAN OF REORGANIZATION
THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is
 made as of this 11th day of April, 2003, between and among
Credit Suisse Global Post-Venture Capital Fund, Inc., a Maryland
 corporation (the "Acquiring Fund"), Credit Suisse Global Health Sciences Fund, Inc., a Maryland corporation (the "Acquired
Fund"), and, solely for purposes of Sections 4.3, 5.9 and 9.2 hereof, Credit Suisse Asset Management, LLC, a limited liability company organized under the laws of the State of Delaware
("CSAM").
This Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368(a) of the
United States Internal Revenue Code of 1986, as amended (the
 "Code"). The reorganization of the Acquired Fund (collectively, the "Reorganization") will consist of the transfer of all of the assets of the Acquired Fund in exchange solely for Class A shares (collectively, the "Shares") of the Acquiring Fund, and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund, and the distribution, on or after the Closing
Date hereinafter referred to, of Shares of the Acquiring Fund ("Acquiring Fund Shares") to the shareholders of the Acquired
Fund in liquidation of the Acquired Fund as provided herein, all upon the terms and conditions hereinafter set forth in
this Agreement.
WHEREAS, the Board of Directors of the Acquired Fund has determined that the exchange of all of the assets of the Acquired
 Fund for Acquiring Fund Shares and the assumption of the liabilities of the Acquired Fund by the Acquiring Fund is in the
 best interests of the Acquired Fund and that the interests of the existing shareholders of the Acquired Fund would not be diluted as a result of this transaction; and
WHEREAS, the Board of Directors of the Acquiring Fund has determined that the exchange of all of the assets of the Acquired
 Fund for Acquiring Fund Shares is in the best interests of the Acquiring Fund's shareholders and that the interests of the existing shareholders of the Acquiring Fund would not be diluted as a result of this transaction.
NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:
1.	Transfer of Assets of the Acquired Fund in Exchange
for Acquiring Fund Shares and Assumption of the Acquired Fund's
 Liabilities and Liquidation of the Acquired Fund.
1.1.	Subject to the terms and conditions herein set forth
and on the basis of the representations and warranties contained herein, the Acquired Fund agrees to transfer its assets as set forth in paragraph 1.2 to the Acquiring Fund, and the Acquiring Fund agrees in exchange therefor: (i) to deliver to the
Acquired Fund the number of Acquiring Fund Shares, including fractional Acquiring Fund Shares, determined by dividing the value of the Acquired Fund's net assets attributable to each class of shares, computed in the manner and as of the time and date set forth in paragraph 2.1, by the net asset value of one Acquiring Fund Share; and (ii) to assume the liabilities of the Acquired Fund, as set forth in paragraph 1.3. Such transactions shall take place at the closing provided for in paragraph 3.1 (the
"Closing").
1.2.	(a)  The assets of the Acquired Fund to be acquired by
 the Acquiring Fund shall consist of all property including, without limitation, all cash, securities and dividend or interest receivables that are owned by or owed to the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund on the Closing date provided in paragraph
 3.1 (the "Closing Date").
(b)	The Acquired Fund has provided the Acquiring Fund with
 a list of all of the Acquired Fund's assets as of the date of execution of this Agreement. The Acquired Fund reserves the right to sell any of these securities but will not, without the prior approval of the Acquiring Fund, acquire any additional securities other than securities of the type in which the Acquiring Fund is permitted to invest. The Acquired Fund will, within a reasonable time prior to the Closing Date, furnish the Acquiring Fund with a list of the securities, if any, on the
Acquired Fund's list referred to in the first sentence of this paragraph which do not conform to the Acquiring Fund's
investment objective, policies and restrictions.  In the event that the Acquired Fund holds any investments which the Acquiring Fund may not hold, the Acquired Fund will dispose of such securities prior to the Closing Date.  In addition, if it is determined that the portfolios of the Acquired Fund and the Acquiring Fund, when aggregated, would contain investments exceeding certain percentage limitations imposed upon the Acquiring Fund with respect to such investments, the Acquired
 Fund, if requested by the Acquiring Fund, will dispose of
and/or reinvest a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the
Closing Date.
1.3.	The Acquired Fund will endeavor to discharge all of the
 known liabilities and obligations of the Acquired Fund prior to the Closing Date, other than those liabilities and obligations which would otherwise be discharged at a later date in the ordinary course of business. The Acquiring Fund shall assume all liabilities, expenses, costs, charges and reserves,
including those liabilities reflected on unaudited statements of assets and liabilities of the Acquired Fund and the Acquiring Fund prepared by State Street Bank and Trust Company ("State Street"), the accounting agent of each Fund, as of the Valuation
 Date (as defined in paragraph 2.1), in accordance with generally accepted accounting principles consistently applied from the prior audited period.  The Acquiring Fund shall also assume any liabilities, expenses, costs or charges incurred by or on
behalf of the Acquired Fund specifically arising from or relating to the operations and/or transactions of the Acquired Fund
prior to and including the Closing Date but which are not reflected on the above-mentioned statement of assets and liabilities, including any liabilities, expenses, costs or charges arising under paragraph 5.7 hereof.
1.4.	As soon on or after the Closing Date as is conveniently
 practicable (the "Liquidation Date"), the Acquired Fund will liquidate and distribute pro rata to the Acquired Fund's shareholders of record determined as of the close of business on the Closing Date (the "Fund Shareholders") the Acquiring
Fund Shares it receives pursuant to paragraph 1.1. Such liquidation and distribution will be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the name of the Acquired Fund's shareholders representing the respective pro rata number of the Acquiring Fund Shares due such shareholders.  All issued and outstanding shares of the Acquired
 Fund will
simultaneously be canceled on the books of the Acquired Fund, although share certificates representing interests in the
Acquired Fund will represent a number of Acquiring Fund Shares after the Closing Date as determined in accordance with
Section 2.2. The Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares in connection with such exchange.
1.5.	Ownership of Acquiring Fund Shares will be shown on the
 books of the Acquiring Fund's transfer agent. Shares of the Acquiring Fund will be issued in the manner described in the Acquiring Fund's current prospectuses and statement of additional information.
1.6.	Any transfer taxes payable upon issuance of the
Acquiring Fund Shares in a name other than the registered
holder of the Acquired Fund Shares on the books of the Acquired
 Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund
Shares are to be issued and transferred.
1.7.	Any reporting responsibility of the Acquired Fund is
and shall remain the responsibility of the Acquired Fund up to and including the applicable Closing Date and such later date on which the Acquired Fund is terminated.
2.	Valuation
2.1.	The value of the Acquired Fund's assets to be acquired
 hereunder shall be the value of such assets computed as of the close of regular trading on The New York Stock Exchange, Inc. (the "NYSE") on the Closing Date (such time and date being hereinafter called the "Valuation Date"), using the valuation procedures set forth in the Acquired Fund's then current prospectus or statement of additional information.
2.2.	The number of Class A Shares of the Acquiring Fund to
 be issued (including fractional shares, if any) in exchange for Common Class and Class A shares of the Acquired Fund shall be determined by dividing the value of the net assets of the Acquired Fund attributable to its Common Class and Class A shares determined using the same valuation procedures referred to in paragraph 2.1 by the net asset value per Share of the Class A shares of the Acquiring Fund computed as of the close of regular trading on the NYSE on the Closing Date, using the valuation procedures set forth in the Acquiring Fund's then current prospectus or statement of additional information.
2.3.	All computations of value with respect to the Acquiring
 Fund and the Acquired Fund shall be made by State Street in accordance with its regular practice as pricing agent for the Acquiring Fund.
3.	Closing and Closing Date
3.1.	The Closing Date for the Reorganization shall be
September 26, 2003, or such other date as the parties to such
 Reorganization may agree to in writing.  All acts taking place at the Closing shall be deemed to take place simultaneously as of the close of trading on the NYSE on the Closing Date unless otherwise provided. The Closing shall be held as of 10:00 a.m., at the offices of Willkie Farr & Gallagher or at such other time and/or place as the parties may agree.
3.2.	State Street Bank and Trust Company, the custodian for
the Acquiring Fund (the "Custodian"), shall deliver as soon as practicable after the Closing a certificate of an authorized officer stating that: (a) the Acquired Fund's portfolio securities, cash and any other assets have been delivered in proper form to the Acquiring Fund on the Closing Date and (b)
 all necessary taxes, including all applicable federal and state stock transfer stamps, if any, have been paid, or provision for payment has been made, in conjunction with the delivery of portfolio securities.
3.3.	In the event that on the Valuation Date (a) the NYSE or
 another primary trading market for portfolio securities of the Acquiring Fund or the Acquired Fund shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring Fund or the Acquired Fund is impracticable, the applicable Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.
3.4.	The Acquired Fund shall deliver at the Closing a list
 of the names and addresses of the Acquired Fund's shareholders and the number and class of outstanding Shares owned by each such shareholder immediately prior to the Closing or provide evidence that such information has been provided to the Acquiring Fund's transfer agent. The Acquiring Fund shall issue and deliver a confirmation evidencing the Acquiring Fund Shares to be credited to the Acquired Fund's account on the Closing Date to the Secretary of the Acquired Fund or provide evidence satisfactory to the Acquired Fund that such Acquiring Fund
Shares have been credited to the Acquired Fund's account on
the books of the Acquiring Fund.  At the Closing, each party shall deliver to the relevant other parties such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.
4.	Representations and Warranties
4.1.	The Acquired Fund represents and warrants to the
Acquiring Fund as follows:
(a)	The Acquired Fund is a duly organized, validly existing
 corporation in good standing under the laws of the State of
Maryland;
(b)	The Acquired Fund is a registered investment company
classified as a management company of the open-end type and its registration with the Securities and Exchange Commission (the "Commission") as an investment company under the Investment
Company Act of 1940, as amended (the "1940 Act"), is in full force and effect;
(c)	The Acquired Fund is not, and the execution, delivery
 and performance of this Agreement by the Acquired Fund will not result, in a violation of its Articles of Incorporation or
 By-Laws or any material agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Fund is a party or by which the Acquired Fund or its property is bound or affected;
(d)	There are no contracts or other commitments (other than
 this Agreement) of the Acquired Fund which will be terminated with liability to the Acquired Fund prior to the Closing Date;
(e)	Except as previously disclosed in writing to and
accepted by the Acquiring Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquired Fund or any of its properties or assets which, if adversely determined, would materially
and adversely affect its financial condition or the conduct
of its business.  Except as previously disclosed in writing
to and accepted by the Acquiring Fund, the Acquired Fund knows of no facts which might form the basis for the institution
of such proceedings and is not party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or the business of the Acquired Fund or its ability to consummate the transactions herein contemplated;
(f)	The Statements of Assets and Liabilities, including
the Investment Portfolio, Statement of Operations and Changes
 in Net Assets, and the Financial Highlights of the Acquired
Fund at August 31, 2002 and for the period from December 31,
1996 to August 31, 2002 have been audited by
PricewaterhouseCoopers LLP (or one of its legacy firms), independent accountants, and are in accordance with generally accepted accounting principles consistently applied, and
such statements (copies of which have been furnished to the
 Acquiring Fund) fairly reflect the financial condition of
the Acquired Fund as of such dates, and there are no known contingent liabilities of the Acquired Fund as of such dates not disclosed therein;
(g)	Since August 31, 2002, there has not been any material
 adverse change in the Acquired Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by
the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred except as
otherwise disclosed to and accepted in writing by the
Acquiring Fund.  For purposes of this subsection (g), a decline in net asset value per share of the Acquired Fund due to
declines in market values of securities in the Acquired Fund's portfolio, the discharge of Fund liabilities, or the
redemption of the Acquired Fund shares by Fund shareholders
 shall not constitute a material adverse change;
(h)	At the date hereof and the Closing Date, all federal
 and other tax returns and reports, including extensions,
of the Acquired Fund required by law to have been filed by
such dates shall have been filed, and all federal and other
 taxes shall have been paid so far as due, or provision
shall have been made for the payment thereof and, to the
best of the Acquired Fund's knowledge, no such return is
currently under audit and no assessment has been asserted
 with respect to such returns;
(i)	For each taxable year of its operation (including
 the taxable year ending on the Closing Date), the Acquired
 Fund has met the requirements of Subchapter M of the Code
 for qualification and treatment as a regulated investment company; all of the Acquired Fund's issued and outstanding shares have been offered and sold in compliance in all
material respects with applicable federal and state securities laws;
(j)	All issued and outstanding shares of each class of
the Acquired Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable. All of the issued and outstanding shares of the Acquired Fund will, at the time of Closing, be held
 by the persons and in the amounts set forth in the records
 of the transfer agent as provided in paragraph 3.4.  The
Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the
Acquired Fund's shares, nor is there outstanding any security convertible into any of the Acquired Fund's shares;
(k)	At the Closing Date, the Acquired Fund will have good
 and marketable title to the Acquired Fund's assets to be transferred to the Acquiring Fund pursuant to paragraph 1.2 and full right, power and authority to sell, assign,
transfer and deliver such assets hereunder and, upon delivery and payment for such assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no
restrictions on the full transfer thereof, except such restrictions as might arise under the Securities Act of
1933, as amended (the "1933 Act"), and the 1940 Act with
 respect to privately placed or otherwise restricted
securities that the Acquired Fund may have acquired in the
 ordinary course of business and of which the Acquiring
Fund has received notice and necessary documentation at
or prior to the Closing;
(l)	The execution, delivery and performance of this
Agreement has been duly authorized by all necessary actions on the part of the Acquired Fund's Board of Directors, and subject to the approval of the Acquired Fund's shareholders,

 this Agreement will constitute a valid and binding obligation of the Acquired Fund enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;
(m)	The information to be furnished by the Acquired Fund
 for use in applications for orders, registration statements or proxy materials or for use in any other document filed or to be filed with any federal, state or local regulatory authority (including the National Association of Securities
 Dealers, Inc.), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto;
(n)	The current prospectuses and statements of additional
 information of the Acquired Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required
 to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading; and
(o)	Insofar as the following relate to the Acquired
Fund, the registration statement filed by the Acquiring
Fund on Form N-14 relating to Acquiring Fund Shares that
 will be registered with the Commission pursuant to this Agreement, which, without limitation, shall include a proxy statement of the Acquired Fund (the "Proxy Statement")
 and the prospectuses of the Acquiring Fund with respect to the transactions contemplated by this Agreement, and any supplement or amendment thereto, and the documents contained or incorporated therein by reference (the "N-14 Registration Statement"), on the effective date of the N-14 Registration Statement, at the time of any shareholders' meeting referred to herein, on the Valuation Date and on the Closing Date:
 (i) shall comply in all material respects with the provisions of the 1933 Act, the Securities Exchange Act of 1934 (the "1934 Act") and the 1940 Act and the rules
and regulations under those Acts, and (ii) shall not contain any untrue statement of a material fact or omit to state
a material fact required to be stated therein or necessary
 to make the statements therein not misleading; provided, however, that the representations and warranties in this section shall not apply to statements in or omissions from the Proxy Statement and the N-14 Registration Statement
made in reliance upon and in conformity with information
that was furnished or should have been furnished by the Acquiring Fund for use therein.
4.2.	The Acquiring Fund represents and warrants to the
 Acquired Fund as follows:
(a)	The Acquiring Fund is a duly organized, validly
existing corporation in good standing under the laws of
the State of Maryland;
(b)	The Acquiring Fund is a registered investment company
 classified as a management company of the open-end type
and its registration with the Commission as an investment
 company under the 1940 Act is in full force and effect;
(c)	The current prospectuses and statements of additional
 information filed as part of the Acquiring Fund registration statement on Form N-1A (the "Acquiring Fund Registration Statement") conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act
and the rules and regulations of the Commission under those
 Acts and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein,
 in light of the circumstances under which they were made, not materially misleading;
(d)	At the Closing Date, the Acquiring Fund will have
good and marketable title to its assets;
(e)	The Acquiring Fund is not, and the execution,
delivery and performance of this Agreement will not result,
 in a violation of the Acquiring Fund's Articles of Incorporation or By-Laws or any material agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party or by which the Acquiring Fund or its property is bound;
(f)	Except as previously disclosed in writing to and
 accepted by the Acquired Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or
 to its knowledge threatened against the Acquiring Fund
 or any of its properties or assets which, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business.  The
 Acquiring Fund knows of no facts which might form the
basis for the institution of such proceedings and is not
 a party to or subject to the provisions of any order,
decree or judgment of any court or governmental body
which materially and adversely affects its business or
its ability to consummate the transactions contemplated
 herein;
(g)	Since October 31, 2002, there has not been any
 material adverse change in the Acquiring Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or
 any incurrence by the Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred except as otherwise disclosed to and accepted in writing by the Acquired Fund. For purposes of this subsection (g), a decline in net asset value per share of
 the Acquiring Fund due to declines in market values of securities in the Acquiring Fund's portfolio, the discharge of Acquiring Fund liabilities, or the redemption of Acquiring Fund Shares by Acquiring Fund Shareholders shall not constitute a material adverse change;
(h)	At the Closing Date, all federal and other tax
returns and reports, including extensions, of the Acquiring
 Fund required by law then to be filed shall have been
filed, and all federal and other taxes shown as due on
said returns and reports shall have been paid or provision
 shall have been made for the payment thereof;
(i)	For each taxable year of its operation (including
 the taxable year which includes the Closing Date), the Acquiring Fund has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, has been eligible to and has computed its federal income tax under Section
852 of the Code;
(j)	At the date hereof, all issued and outstanding
Acquiring Fund Shares of each class are, and at the Closing
 Date will be, duly and validly issued and outstanding,
fully paid and non-assessable.  The Acquiring Fund does
not have outstanding any options, warrants or other rights
 to subscribe for or purchase any Acquiring Fund Shares,
nor is there outstanding any security convertible into any
 Acquiring Fund Shares;
(k)	The execution, delivery and performance of this
Agreement has been duly authorized by all necessary actions
 on the part of the Acquiring Fund's Board of Directors,
and this Agreement will constitute a valid and binding obligation of the Acquiring Fund enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;
(l)	The Acquiring Fund Shares to be issued and delivered
 to the Acquired Fund, for the account of the Acquired
Fund's shareholders, pursuant to the terms of this Agreement, will at the Closing Date have been duly authorized and
when so issued and delivered, will be duly and validly
issued Acquiring Fund Shares, and will be fully paid and
 non-assessable;
(m)	Insofar as the following relate to the Acquiring
 Fund, the N-14 Registration Statement, on the effective
 date of the N-14 Registration Statement, at the time of
 any shareholders' meeting referred to herein, on the Valuation Date and on the Closing Date: (i) shall comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations under those Acts, and (ii) shall not contain
any untrue statement of a material fact or omit to state
 a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this section shall not apply to statements in or omissions from the Proxy Statement and the N-14 Registration
Statement made in reliance upon and in conformity with information that was furnished by the Acquired Fund for use therein; and
(n)	The Acquiring Fund agrees to use all reasonable
 efforts to obtain the approvals and authorizations
required by the 1933 Act, the 1940 Act and such of the
 state Blue Sky or securities laws as it may deem
appropriate in order to continue its operations after
the Closing Date.
4.3.	CSAM represents and warrants to the Acquiring
Fund as follows:  To the knowledge of CSAM (i) there
are no claims, actions, suits or proceedings pending
against the Acquired Fund, and (ii) there are no claims,
 actions, suits or proceedings threatened, or circumstances that have been identified by the Management Committee of CSAM and the Secretary thereof as reasonably likely
to give rise to any claims, actions, suits or proceedings,
 against the Acquired Fund that would materially adversely affect the Acquired Fund or its assets or business other than those disclosed in writing to and accepted by the Acquiring Fund.
5.	Covenants of the Acquired Fund and the Acquiring
 Fund
5.1.	The Acquiring Fund and the Acquired Fund will
operate their respective businesses in the ordinary
course between the date hereof and the Closing Date.
 It is understood that such ordinary course of business
 will include the declaration and payment of customary dividends and distributions.
5.2.	The Acquired Fund will call a meeting of the
shareholders of the Acquired Fund to consider and act
 upon this Agreement and to take all other actions
necessary to obtain approval of the transactions
contemplated herein.
5.3.	The Acquired Fund covenants that the Acquiring
 Fund Shares to be issued hereunder are not being
acquired for the purpose of making any distribution
 thereof other than in accordance with the terms of
 this Agreement.
5.4.	The Acquired Fund will assist the Acquiring
Fund in obtaining such information as the Acquiring
Fund reasonably requests concerning the beneficial
ownership of the Acquired Fund's Shares.
5.5.	Subject to the provisions of this Agreement,
 the Acquiring Fund and the Acquired Fund will each
take, or cause to be taken, all action, and do or cause
 to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.
5.6.	The Acquired Fund will provide the Acquiring Fund
 with information reasonably necessary for the preparation
 of a prospectus (the "Prospectus") which will include the Proxy Statement referred to in paragraph 4.1(o), all to be included in the N-14 Registration Statement, in compliance with the 1933 Act, the 1934 Act and the 1940 Act in connection with the meeting of the Acquired Fund's shareholders to consider approval of this Agreement and the transactions contemplated herein.
5.7.	The Acquiring Fund agrees to indemnify and advance
 expenses to each person who at the time of the execution
 of this Agreement serves as a Director or Officer ("Indemnified Person") of the Acquired Fund, against money damages actually and reasonably incurred by such
Indemnified Person in connection with any claim that
is asserted against such Indemnified Person arising out
 of such person's service as a Director or officer of
the Acquired Fund with respect to matters specifically
 relating to the Reorganization, provided that such indemnification and advancement of expenses shall be permitted to the fullest extent that is available under applicable law.  This paragraph 5.7 shall not protect
 any such Indemnified Person against any liability to
 the Acquired Fund, the Acquiring Fund or their shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or from
 reckless disregard of the duties involved in the conduct
 of his office. An Indemnified Person seeking indemnification shall be entitled to advances from the
 Acquiring Fund for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification in the manner and
 to the fullest extent permissible under applicable law.
  Such Indemnified Person shall provide to the Acquiring
 Fund a written affirmation of his good faith belief
that the standard of conduct necessary for indemnification
 by the Acquiring Fund has been met and a written
undertaking to repay any advance if it should ultimately
 be determined that the standard of conduct has not
been met. In addition, at least one of the following additional conditions shall be met: (a) the Indemnified
 Person shall provide security in form and amount
acceptable to the Acquiring Fund for its undertaking;
 (b) the Acquiring Fund is insured against losses
arising by reason of the advance; or (c) either a majority
 of a quorum of disinterested non-party Directors of
the Acquiring Fund (collectively, the "Disinterested Directors"), or independent legal counsel experienced in mutual fund matters, selected by the Indemnified
Person, in a written opinion, shall have determined,
based on a review of facts readily available to the
Acquiring Fund at the time the advance is proposed to
 be made, that there is reason to believe that the Indemnified Person will ultimately be found to be entitled to indemnification.
5.8.	The Acquiring Fund agrees to take no action that
 would adversely affect the qualification of the Reorganization as a reorganization under Section 368(a)
 of the Code.  In this regard, the Acquiring Fund
covenants that, following the Reorganization, it (a) will
 (i) continue the historic business of the Acquired Fund
 or (ii) use a significant portion of the Acquired Fund's historic business assets, and (b) will not sell or otherwise dispose of any of the assets of the Acquired
 Fund, except for dispositions in the ordinary course
of business or transfers to a corporation (or other
entity classified for federal income tax purposes as an
 association taxable as a corporation) that is "controlled" by the Acquiring Fund within the meaning of Section
368(c) of the Code.
5.9.	CSAM agrees that the Acquiring Fund will succeed
 to all rights that the Acquired Fund has, or would
have but for the Reorganization, against CSAM or its affiliates by reason of any act or failure to act by
CSAM or any of its affiliates prior to the Closing Date.
6.	Conditions Precedent to Obligations of the
Acquired Fund
The obligations of the Acquired Fund to consummate the
 transactions provided for herein shall be subject, at
 its election, to the performance by the Acquiring Fund
 of all of the obligations to be performed by it hereunder
 on or before the Closing Date and, in addition thereto,
 the following further conditions:
6.1.	All representations and warranties of the
Acquiring Fund contained in this Agreement shall be true
 and correct in all material respects as of the date
hereof and, except as they may be affected by the actions
 contemplated by this Agreement, as of the Closing Date
 with the same force and effect as if made on and as of
 the Closing Date;
6.2.	The Acquiring Fund shall have delivered to the
 Acquired Fund a certificate executed in its name by its Chairman, Vice President, Secretary, Treasurer or
Assistant Treasurer, in a form reasonably satisfactory
 to the Acquired Fund and dated as of the Closing Date,
 to the effect that the representations and warranties
 of the Acquiring Fund made in this Agreement are true
 and correct at and as of the Closing Date, except as
they may be affected by the transactions contemplated
by this Agreement and as to such other matters as the Acquired Fund shall reasonably request; and
6.3.	The Acquired Fund shall have received on the
Closing Date a favorable opinion from Willkie Farr & Gallagher, counsel to the Acquiring Fund, dated as of the Closing Date, in a form reasonably satisfactory
to the Acquired Fund, covering the following points:
That (a) the Acquiring Fund is a validly existing
corporation and in good standing under the laws of the
 State of Maryland, and  has the corporate power to own
 all of its properties and assets and to carry on its business as a registered investment company; (b) the Agreement has been duly authorized, executed and delivered by the Acquiring Fund and, assuming due authorization, execution and delivery of the Agreement by the other parties thereto, is a valid and binding obligation of the Acquiring Fund enforceable against the Acquiring Fund in accordance with its terms,
subject to the effect of bankruptcy, insolvency,
fraudulent conveyance, reorganization, moratorium and
 similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (c) the Acquiring Fund Shares to be issued
 to the Acquired Fund's shareholders as provided by
this Agreement are duly authorized and upon such
delivery will be validly issued and outstanding and
 are fully paid and non-assessable, and no shareholder
 of the Acquiring Fund has any preemptive rights to subscription or purchase in respect thereof; (d) the execution and delivery of this Agreement did not,
and the consummation of the transactions contemplated
 hereby will not, conflict with the Acquiring Fund's
 Articles of Incorporation or By-Laws or result in a
 material violation of any provision of any material agreement (known to such counsel) to which the
Acquiring Fund is a party or by which it or its
property is bound or, to the knowledge of such counsel,
 result in the acceleration of any obligation or the imposition of any penalty, under any material agreement, judgment or decree to which the Acquiring Fund is a party or by which it or its property is bound; (e)
to the knowledge of such counsel, no consent, approval,
 authorization or order of any court or governmental authority of the United States or the State of Maryland is required for the consummation by the Acquiring
Fund of the actions contemplated herein, except such
 as have been obtained under the 1933 Act, the 1934
 Act and the 1940 Act, and such as may be required
under state securities laws; (f) only insofar as they
 relate to the Acquiring Fund, the descriptions in
the Proxy Statement of statutes, legal and governmental
 proceedings, investigations, orders, decrees or
judgments of any court or governmental body in the
 United States and contracts and other documents,
if any, are accurate and fairly present the information
 required to be shown; (g) to the knowledge of such
counsel, there is no legal, administrative or governmental
 proceeding, investigation, order, decree or judgment
 of any court or governmental body, only insofar as
they relate to the Acquiring Fund or its assets or properties, pending, threatened or otherwise existing on or before the effective date of the N-14 Registration Statement or the Closing Date, which are required to be described in the N-14 Registration Statement or to be filed as an exhibit to the N-14 Registration Statement
which is not described and filed as required or which materially and adversely affect the Acquiring Fund's business; (h) the Acquiring Fund is registered as an investment company under the 1940 Act and, to the knowledge of such counsel, its registration with the Commission
 as an investment company under the 1940 Act is in full
 force and effect; and (i) the Proxy Statement, as of
its date, appeared on its face to be appropriately
responsive in all material respects to the requirements
 of the 1933 Act, the 1934 Act and the 1940 Act and the
 rules and regulations thereunder; provided, however,
that such counsel shall be entitled to state that it does
 not assume any responsibility for the accuracy,
completeness or fairness of the Proxy Statement.
With respect to all matters of Maryland law, such counsel
 shall be entitled to state that, with the approval of
the Acquired Fund, they have relied upon the opinion of
 Venable, Baetjer and Howard, LLP, and that their opinion
 is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Venable, Baetjer and Howard, LLP.
Such opinion also shall include such other matters incident
 to the transaction contemplated hereby as the Acquired
 Fund may reasonably request.
In this paragraph 6.3, references to the Proxy Statement
 include and relate only to the text of such Proxy Statement and not, except as specifically stated above, to any exhibits or attachments thereto or to any documents incorporated by reference therein.
6.4.	The Board of Directors of the Acquiring Fund,
including a majority of the directors who are not "interested persons" of the Acquiring Fund (as defined in the 1940
Act), shall have determined that this Agreement and the transactions contemplated hereby are in the best interests of the Acquiring Fund and that the interests of the shareholders in the Acquiring Fund would not be diluted
 as a result of such transactions, and the Acquiring Fund shall have delivered to the Acquired Fund at the Closing, a certificate, executed by an officer, to the effect that the condition described in this subparagraph has been satisfied.
7.	Conditions Precedent to Obligations of the
Acquiring Fund
The obligations of the Acquiring Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by the Acquired Fund
of all the obligations to be performed by it hereunder
 on or before the Closing Date and, in addition thereto,
 the following conditions:
7.1.	All representations and warranties by or on behalf
 of the Acquired Fund contained in this Agreement shall
be true and correct in all material respects as of the
date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;
7.2.	The Acquired Fund shall have delivered to the
Acquiring Fund a statement of the Acquired Fund's assets
 and liabilities as of the Closing Date, certified by the Treasurer or Assistant Treasurer of the Acquired Fund;
7.3.	The Acquired Fund shall have delivered to the
Acquiring Fund on the Closing Date a certificate executed
 in its name by its Chairman, Vice President, Secretary, Treasurer or Assistant Treasurer, in form and substance satisfactory to the Acquiring Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Acquired Fund made in this Agreement
 are true and correct at and as of the Closing Date,
except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Acquiring Fund shall reasonably request;
 and
7.4.	The Acquiring Fund shall have received on the
 Closing Date a favorable opinion of Willkie Farr & Gallagher, counsel to the Acquired Fund, in a form satisfactory to the Secretary of the Acquiring Fund, covering the following points:
That (a) the Acquired Fund is a validly existing
corporation and in good standing under the laws of the
 State of Maryland and has the corporate power to own
 all of its properties and assets and to carry on its business as a registered investment company; (b) the Agreement has been duly authorized, executed and delivered by the Acquired Fund and, assuming due authorization, execution and delivery of the Agreement by the other parties hereto, is a valid and binding obligation of
the Acquired Fund enforceable against the Acquired
Fund in accordance with its terms, subject to bankruptcy,
 insolvency, fraudulent transfer, reorganization,
moratorium and similar laws of general applicability
 relating to or affecting creditors' rights and to
general equity principles; (c) the execution and delivery
 of the Agreement did not, and the consummation of the transactions contemplated hereby will not, conflict with the Acquired Fund's Articles of Incorporation or
 By-Laws or result in a material violation of any provision of any material agreement (known to such counsel) to which the Acquired Fund is a party or by which it or its
 property is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty, under any material agreement,
 judgment, or decree to which the Acquired Fund is a
party or by which it or its property is bound; (d) to
 the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Maryland is required for the consummation by the Acquired Fund
 of the transactions contemplated herein, except such
 as have been obtained under the 1933 Act, the 1934
 Act and the 1940 Act, and such as may be required
under state securities laws; (e) the Proxy Statement
 (except as to financial and statistical data contained therein, as to which no opinion need be given), as of its date, appeared on its face to be appropriately responsive in all material respects to the 1934 Act and the 1940 Act and the rules and regulations
thereunder; provided, however, that such counsel shall
 be entitled to state that it does not assume any responsibility for the accuracy, completeness or fairness of the Proxy Statement; (f) to the knowledge of such counsel, there is no legal, administrative or governmental proceeding, investigation, order, decree
 or judgment of any court or governmental body, only
 insofar as they relate to the Acquired Fund or its
assets or properties, pending, threatened or otherwise
 existing on or before the effective date of the N-14 Registration Statement or the Closing Date, which is required to be described in the N-14 Registration
Statement or to be filed as an exhibit to the N-14 Registration Statement which is not described or filed as required or which materially and adversely affect
 the Acquired Fund's business; and (g) the Acquired
Fund is registered as an investment company under the
 1940 Act, and, to the knowledge of such counsel,
its registration with the Commission as an investment
 company under the 1940 Act is in full force and effect.
With respect to all matters of Maryland law, such counsel
 shall be entitled to state that, with the approval
of the Acquiring Fund, they have relied upon the
opinion of Venable, Baetjer and Howard, LLP and that
 their opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Venable,
 Baetjer and Howard, LLP.  Such opinion also shall
include such other matters incident to the transaction
 contemplated hereby as the Acquiring Fund may
reasonably request.
In this paragraph 7.4, references to the Proxy
Statement include and relate only to the text of
such Proxy Statement and not to any exhibits or
attachments thereto or to any documents incorporated
 by reference therein.
7.5.	The Acquiring Fund shall have received from
 PricewaterhouseCoopers LLP a letter addressed to the Acquiring Fund dated as of the effective date of the
 N-14 Registration Statement in form and substance satisfactory to the Acquiring Fund, to the effect that:
(a)	they are independent public accountants with
 respect to the Acquired Fund within the meaning of
 the 1933 Act and the applicable regulations
thereunder; and
(b)	in their opinion, the financial statements
 and financial highlights of the Acquired Fund
included or incorporated by reference in the N-14 Registration Statement and reported on by them comply as to form in all material aspects with the
applicable accounting requirements of the 1933 Act
 and the rules and regulations thereunder.
7.6.	The Acquired Fund shall have received from
 PricewaterhouseCoopers LLP a letter addressed to
 the Acquired Fund dated as of the effective date
 of the N-14 Registration Statement in form and
substance satisfactory to the Acquired Fund, to the
 effect that:
(a)	they are independent public accountants with
 respect to the Acquiring Fund within the meaning
of the 1933 Act and the applicable regulations
thereunder; and
(b)	in their opinion, the financial statements
 and financial highlights of the Acquiring Fund
included or incorporated by reference in the N-14
 Registration Statement and reported on by them
comply as to form in all material aspects with the
 applicable accounting requirements of the 1933 Act
 and the rules and regulations thereunder.
7.7.	The Acquiring Fund and the Acquired Fund
shall have received from PricewaterhouseCoopers LLP
 a letter addressed to both Funds and dated as of the effective date of the N 14 Registration Statement in form and substance satisfactory to each Fund, to the effect that: on the basis of limited procedures agreed upon by the Acquiring Fund and the
 Acquired Fund and described in such letter (but not an examination in accordance with generally accepted auditing standards), specified information
 relating to each Fund appearing in the N-14
Registration Statement and the Proxy Statement has been obtained from the accounting records of each Fund or from schedules prepared by officers of each Fund having responsibility for financial and reporting matters and such information is in agreement

 with such records, schedules or computations made
 therefrom.
7.8.	The Acquired Fund shall have delivered to the
 Acquiring Fund, pursuant to paragraph 4.1(f), copies
 of financial statements of the Acquired Fund as of
 and for the fiscal year ended August 31, 2002.
7.9	The Acquiring Fund shall have received from
 PricewaterhouseCoopers LLP a letter addressed to
the Acquiring Fund and dated as of the Closing Date
stating that, as of a date no more than three (3)
business days prior to the Closing Date,
PricewaterhouseCoopers LLP performed limited
procedures and that on the basis of those procedures
 it confirmed the matters set forth in paragraph
7.6.
7.10.	The Board of Directors of the Acquired Fund,
 including a majority of the directors who are not
"interested persons" of the Acquired Fund (as
defined by the 1940 Act), shall have determined that
 this Agreement and the transactions contemplated
hereby are in the best interests of the Acquired
Fund and that the interests of the shareholders in
 the Acquired Fund would not be diluted as a result
 of such transactions, and the Acquired Fund shall
have delivered to the Acquiring Fund at the Closing,
 a certificate, executed by an officer, to the effect
 that the condition described in this subparagraph
has been satisfied.
8.	Further Conditions Precedent to Obligations
 of the Acquiring Fund and the Acquired Fund
If any of the conditions set forth below do not exist
 on or before the Closing Date with respect to the
Acquiring Fund, the Acquired Fund shall, and if any
 of such conditions do not exist on or before the
Closing Date with respect to the Acquired Fund, the
 Acquiring Fund shall, at their respective option,
not be required to consummate the transactions
contemplated by this Agreement.
8.1.	The Agreement and the transactions contemplated
 herein shall have been approved by the requisite
vote of the holders of the outstanding shares of the
 Acquired Fund in accordance with the provisions of
 the Acquired Fund's Articles of Incorporation and
 applicable law and certified copies of the votes
evidencing such approval shall have been delivered
 to the Acquiring Fund.
8.2.	On the Closing Date no action, suit or other
 proceeding shall be pending before any court or
governmental agency in which it is sought to restrain
 or prohibit, or obtain damages or other relief in
connection with, this Agreement or the transactions
contemplated herein.
8.3.	All consents of other parties and all other
consents, orders and permits of federal, state and
local regulatory authorities (including those of the
 Commission and of state blue sky and securities
authorities, including "no-action" positions of and
 exemptive orders from such federal and state authorities)
 deemed necessary by the Acquiring Fund or the Acquired
 Fund to permit consummation, in all material respects,
 of the transactions contemplated hereby shall have
been obtained, except where failure to obtain any such
 consent, order or permit would not involve a risk of
 a material adverse effect on the assets or properties
 of the Acquiring Fund or the Acquired Fund, provided
 that either party hereto may for itself waive any of
 such conditions.
8.4.	The N-14 Registration Statement and the
Acquiring Fund Registration Statement shall each have
 become or be effective under the 1933 Act and no
stop orders suspending the effectiveness thereof shall
 have been issued and, to the best knowledge of the
parties hereto, no investigation or proceeding for
that purpose shall have been instituted or be pending,
 threatened or contemplated under the 1933 Act.
8.5.	The parties shall have received a favorable
opinion of Willkie Farr & Gallagher, addressed to,
and in form and substance satisfactory to, the Acquired
 Fund and the Acquiring Fund, substantially to the
effect that for U.S. federal income tax purposes:
(a)	The transfer of all of the Acquired Fund's
assets to the Acquiring Fund in exchange for the
Acquiring Fund Shares and the assumption by the
Acquiring Fund of the liabilities of the Acquired
Fund, and the distribution of such Acquiring Fund
Shares to shareholders of the Acquired Fund in exchange
 for their shares of the Acquired Fund, will constitute
 a "reorganization" within the meaning of Section
368(a) of the Code, and the Acquiring Fund and the
Acquired Fund will each be a "party to a reorganization"
 within the meaning of Section 368(b) of the Code; (b)
 no gain or loss will be recognized by the Acquiring
Fund on the receipt of the assets of the Acquired Fund
 solely in exchange for the Acquiring Fund Shares and
 the assumption by the Acquiring Fund of the
liabilities of the Acquired Fund; (c) except for gain
 or loss regularly attributable to the termination of
 the Acquired Fund's taxable year, no gain or loss
will be recognized by the Acquired Fund upon the transfer
 of the Acquired Fund's assets to the Acquiring Fund
in exchange for the Acquiring Fund Shares and the
assumption by the Acquiring Fund of the liabilities
 of the Acquired Fund or upon the distribution of the
 Acquiring Fund Shares to the Acquired Fund's shareholders
 in exchange for their shares of the Acquired Fund;
 (d) no gain or loss will be recognized by shareholders
 of the Acquired Fund upon the exchange of their
Acquired Fund shares for the Acquiring Fund Shares
 or upon the assumption by the Acquiring Fund of the
 liabilities of the Acquired Fund; (e) the aggregate
 tax basis of the Acquiring Fund Shares received by
 each of the Acquired Fund's shareholders pursuant
to the Reorganization will be the same as the aggregate
 tax basis of the Acquired Fund Shares held by such
 shareholder immediately prior to the Reorganization,
 and the holding period of the Acquiring Fund Shares
 to be received by each Acquired Fund shareholder will
 include the period during which the Acquired Fund
Shares exchanged therefor were held by such shareholder
 (provided that such Acquired Fund Shares were held
as capital assets on the date of the Reorganization);
 and (f) except for assets which may be revalued as a
 consequence of a termination of the Acquired Fund's
taxable year, the tax basis of the Acquired Fund's
assets acquired by the Acquiring Fund will be the same
 as the tax basis of such assets to the Acquired Fund
 immediately prior to the Reorganization and the holding
 period of the assets of the Acquired Fund in the hands
 of the Acquiring Fund will include the period during
 which those assets were held by the Acquired Fund.
Notwithstanding anything herein to the contrary, neither
 the Acquiring Fund nor the Acquired Fund may waive the
 conditions set forth in this paragraph 8.5.
9.	Brokerage Fees and Expenses; Other Agreements

9.1.	The Acquiring Fund represents and warrants to
 the Acquired Fund, and the Acquired Fund represents
and warrants to the Acquiring Fund, that there are no
 brokers or finders or other entities to receive any
payments in connection with the transactions provided
 for herein.
9.2.	CSAM or its affiliates agrees to bear the
reasonable expenses incurred in connection with the
 transactions contemplated by this Agreement, whether
 or not consummated (excluding extraordinary expenses
 such as litigation expenses, damages and other expenses
 not normally associated with transactions of the type contemplated by this Agreement). These expenses consist of:  (i) expenses associated with preparing this
Agreement, the N-14 Registration Statement and expenses
 of the shareholder meetings insofar as they relate to approval of this Agreement and the transactions contemplated thereby; (ii) expenses associated with
 preparing and filing the N 14 Registration Statement
 covering the Acquiring Fund Shares to be issued in
the Reorganization insofar as they relate to approval
 of this Agreement and the transactions contemplated
thereby; (iii) registration or qualification fees and
 expenses of preparing and filing such forms, if any, necessary under applicable state securities laws to qualify the Acquiring Fund Shares to be issued in
connection with the Reorganization; (iv) postage; printing;
 accounting fees; and legal fees incurred by the Acquiring Fund and by the Acquired Fund in connection with the transactions contemplated by this Agreement; (v)
solicitation costs incurred in connection with the shareholders meeting referred to in clause (i) above and paragraph 5.2 hereof insofar as they relate to
approval of this Agreement and the transactions contemplated thereby and (vi) any other reasonable Reorganization expenses.
9.3.	Any other provision of this Agreement to the contrary
 notwithstanding, any liability of either Fund under this Agreement, or in connection with the transactions contemplated herein with respect to such Fund, shall be discharged only out of the assets of such Fund.
10.	Entire Agreement; Survival of Warranties
10.1.	The Acquiring Fund and the Acquired Fund agree
 that neither party has made any representation,
warranty or covenant not set forth herein and that this
 Agreement constitutes the entire agreement among the
parties.
10.2.	The representations, warranties and covenants
 contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.
11.	Termination
11.1.	This Agreement may be terminated at any time at
 or prior to the Closing Date by:  (1) mutual agreement
 of the Acquired Fund and the Acquiring Fund; (2) the
Acquired Fund in the event the Acquiring Fund shall, or
 the Acquiring Fund, in the event the Acquired Fund shall, materially breach any representation, warranty or agreement contained herein to be performed at or prior
 to the Closing Date; or (3) the Acquired Fund or the Acquiring Fund in the event a condition herein expressed to be precedent to the obligations of the terminating
party or parties has not been met and it reasonably
appears that it will not or cannot be met within a
reasonable time.
11.2.	In the event of any such termination, there
shall be no liability for damages on the part of either
 the Acquiring Fund or the Acquired Fund, or their
respective Directors or officers, to the other party or
 parties.
12.	Amendments
This Agreement may be amended, modified or supplemented
 in writing in such manner as may be mutually agreed
upon by the authorized officers of the Acquired Fund
and the Acquiring Fund; provided, however, that following
 the meeting of the Acquired Fund's shareholders called
by the Acquired Fund pursuant to paragraph 5.2 of this
 Agreement no such amendment may have the effect of
changing the provisions for determining the number of
 the Acquiring Fund Shares to be issued to the Acquired
 Fund's Shareholders under this Agreement to the detriment
 of such shareholders without their further approval.
13.	Notices
13.1.	Any notice, report, statement or demand required
 or permitted by any provisions of this Agreement shall
 be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the Acquiring
 Fund at:
466 Lexington Avenue
New York, NY 10017
Attention:  Hal Liebes, Esq.
or to the Acquired Fund at:
466 Lexington Avenue
New York, NY 10017
Attention:  Hal Liebes, Esq.
14.	Headings; Counterparts; Governing Law; Assignment
; Limitation of Liability

14.1.	The article and paragraph headings contained in
 this Agreement are for reference purposes only and shall
 not affect in any way the meaning or interpretation of
 this Agreement.
14.2.	This Agreement may be executed in any number of
 counterparts, each of which shall be deemed an original.
14.3.	This Agreement shall be governed by and construed
 in accordance with the laws of the State of New York.

14.4.	This Agreement shall bind and inure to the benefit
 of the parties hereto and their respective successors
and assigns, but no assignment or transfer hereof or of
 any rights or obligations hereunder shall be made by
any party without the written consent of the other party.
  Nothing herein expressed or implied is intended or
shall be construed to confer upon or give any person,
 firm or corporation, other than the parties hereto
and their respective successors and assigns, any rights
 or remedies under or by reason of this Agreement.
14.5.	Notice is hereby given that this Agreement is
 entered into on behalf of the Acquiring Fund by an officer of the Acquiring Fund and on behalf of the Acquired Fund by an officer of the Acquired Fund, in each case in such officer's capacity as an officer and not individually. It is understood and expressly stipulated that none of the Directors, officers or shareholders of the Acquiring Fund or the Acquired Fund are personally liable hereunder.

IN WITNESS WHEREOF, each of the parties hereto has caused
 this Agreement to be executed by its Chairman, President,
 Vice President or Managing Director and attested to by
 its Vice President, Secretary or Assistant Secretary.
CREDIT SUISSE GLOBAL POST-VENTURE CAPITAL FUND, INC.
By:  /s/Hal Liebes
Name:	Hal Liebes
Title:	Vice President and Secretary
Attestation By: /s/Gregory Bressler
Name:	Gregory Bressler
Title:	Assistant Secretary

CREDIT SUISSE GLOBAL HEALTH SCIENCES FUND, INC.
By: /s/Hal Liebes
Name:	Hal Liebes
Title:	Vice President and Secretary
Attestation By:  /s/Gregory Bressler
Name:	Gregory Bressler
Title:	Assistant Secretary
Solely with respect to paragraphs 4.3, 5.9 and 9.2 hereof:
CREDIT SUISSE ASSET MANAGEMENT, LLC
By: /s/Hal Liebes
Name:	Hal Liebes
Title:	Managing Director
Attestation By: /s/ Gregory Bressler
Name:	Gregory Bressler
Title:	Director
SUB-ITEM 77Q1: Exhibits
	(g) Agreement and Plan of Reorganization of the Fund
and Credit Suisse Global Technology Fund, Inc.
AGREEMENT AND PLAN OF REORGANIZATION
THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement")
is made as of this 11th day of April, 2003, between and
among Credit Suisse Global Post-Venture Capital Fund, Inc.,
a Maryland corporation (the "Acquiring Fund"), Credit Suisse Global Technology Fund, Inc., a Maryland corporation (the "Acquired Fund"), and, solely for purposes of Sections 4.3,
5.9, 9.2 and 9.3 hereof, Credit Suisse Asset Management, LLC, a limited liability company organized under the laws of the
State of Delaware ("CSAM").
This Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368(a) of the
United States Internal Revenue Code of 1986, as amended (the "Code"). The reorganization of the Acquired Fund (collectively, the "Reorganization") will consist of the transfer of all of the assets of the Acquired Fund in exchange solely for Class
A shares (collectively, the "Shares") of the Acquiring Fund, and the assumption by the Acquiring Fund of the liabilities
of the Acquired Fund, and the distribution, on or after the Closing Date hereinafter referred to, of Shares of the
Acquiring Fund ("Acquiring Fund Shares") to the shareholders of the Acquired Fund in liquidation of the Acquired Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.
WHEREAS, the Board of Directors of the Acquired Fund has determined that the exchange of all of the assets of the
Acquired Fund for Acquiring Fund Shares and the assumption
of the liabilities of the Acquired Fund by the Acquiring
Fund is in the best interests of the Acquired Fund and that
the interests of the existing shareholders of the Acquired
Fund would not be diluted as a result of this transaction;
and
WHEREAS, the Board of Directors of the Acquiring Fund has determined that the exchange of all of the assets of the
Acquired Fund for Acquiring Fund Shares is in the best interests of the Acquiring Fund's shareholders and that the interests of the existing shareholders of the Acquiring Fund would not be diluted as a result of this transaction.
NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:
1.	Transfer of Assets of the Acquired Fund in Exchange
for Acquiring Fund Shares and Assumption of the Acquired Fund's Liabilities and Liquidation of the Acquired Fund.
1.1.	Subject to the terms and conditions herein set forth
and on the basis of the representations and warranties contained herein, the Acquired Fund agrees to transfer its assets as set forth in paragraph 1.2 to the Acquiring Fund, and the Acquiring Fund agrees in exchange therefor: (i) to deliver to the Acquired Fund the number of Acquiring Fund Shares, including fractional Acquiring Fund Shares, determined by dividing the value of the Acquired Fund's net assets attributable to each class of shares, computed in the manner and as of the time and date set forth in paragraph 2.1, by the net asset value of one Acquiring Fund Share; and (ii) to assume the liabilities of the Acquired Fund, as set forth in paragraph
1.3. Such transactions shall take place at the closing provided for in paragraph 3.1 (the "Closing").
1.2.	(a)  The assets of the Acquired Fund to be acquired by
the Acquiring Fund shall consist of all property including, without limitation, all cash, securities and dividend or interest receivables that are owned by or owed to the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund on the Closing date provided in paragraph 3.1 (the "Closing Date").
(b)	The Acquired Fund has provided the Acquiring Fund with a
list of all of the Acquired Fund's assets as of the date of execution of this Agreement. The Acquired Fund reserves the right to sell any of these securities but will not, without the prior approval of the Acquiring Fund, acquire any
additional securitiesother than securities of the type in
which the Acquiring Fund is permitted to invest. The Acquired Fund will, within a reasonable time prior to the Closing Date, furnish the Acquiring Fund with a list of the securities, if any, on the Acquired Fund's list referred to in the first sentence of this paragraph which do not conform to the
Acquiring Fund's investment objective, policies and
restrictions.  In the event that the Acquired Fund holds
any investments which the Acquiring Fund may not hold, the Acquired Fund will dispose of such securities prior to the Closing Date. In addition, if it is determined that the portfolios of the Acquired Fund and the Acquiring Fund, when aggregated, would contain investments exceeding certain percentage limitations imposed upon the Acquiring Fund with respect to such investments, the Acquired Fund, if requested by the Acquiring Fund, will dispose of and/or reinvest a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Closing Date.
1.3.	The Acquired Fund will endeavor to discharge all of
the known liabilities and obligations of the Acquired Fund
prior to the Closing Date, other than those liabilities and obligations which would otherwise be discharged at a later date in the ordinary course of business. The Acquiring Fund shall assume all liabilities, expenses, costs, charges and reserves, including those liabilities reflected on unaudited statements of assets and liabilities of the Acquired Fund and the Acquiring Fund prepared by State Street Bank and
Trust Company ("State Street"), the accounting agent of each Fund, as of the Valuation Date (as defined in paragraph 2.1), in accordance with generally accepted accounting principles consistently applied from the prior audited period. The Acquiring Fund shall also assume any liabilities, expenses, costs or charges incurred by or on behalf of the Acquired Fund specifically arising from or relating to the operations and/or transactions of the Acquired Fund prior to and including the Closing Date but which are not reflected on the above-mentioned statement of assets and liabilities, including any liabilities, expenses, costs or charges arising under paragraph 5.7 hereof.
1.4.	As soon on or after the Closing Date as is conveniently
practicable (the "Liquidation Date"), the Acquired Fund will liquidate and distribute pro rata to the Acquired Fund's shareholders of record determined as of the close of business on the Closing Date (the "Fund Shareholders") the Acquiring
Fund Shares it receives pursuant to paragraph 1.1. Such liquidation and distribution will be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the name of the Acquired Fund's shareholders representing the respective pro rata number of the Acquiring Fund Shares due such shareholders. All issued and outstanding shares of the Acquired Fund will simultaneously be canceled on the books of the Acquired Fund, although share certificates representing interests in the Acquired Fund will represent a number of Acquiring Fund Shares after the Closing Date as determined in accordance with Section 2.2. The Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares in connection with such exchange.
1.5.	Ownership of Acquiring Fund Shares will be shown on
the books of the Acquiring Fund's transfer agent.  Shares of the Acquiring Fund will be issued in the manner described in the Acquiring Fund's current prospectuses and statement of
additional information.
1.6.	Any transfer taxes payable upon issuance of the
Acquiring Fund Shares in a name other than the registered holder of the Acquired Fund Shares on the books of the Acquired Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.
1.7.	Any reporting responsibility of the Acquired Fund is and
shall remain the responsibility of the Acquired Fund up to and including the applicable Closing Date and such later date on which the Acquired Fund is terminated.
2.	Valuation
2.1.	The value of the Acquired Fund's assets to be acquired
hereunder shall be the value of such assets computed as of the close of regular trading on The New York Stock Exchange, Inc. (the "NYSE") on the Closing Date (such time and date being hereinafter called the "Valuation Date"), using the valuation procedures set forth in the Acquired Fund's then current prospectus or statement of additional information.
2.2.	The number of Class A Shares of the Acquiring Fund to
be issued (including fractional shares, if any) in exchange for Common Class and Class A shares of the Acquired Fund shall be determined by dividing the value of the net assets of the Acquired Fund attributable to its Common Class and Class A shares determined using the same valuation procedures referred to in paragraph 2.1 by the net asset value per Share of the
Class A shares of the Acquiring Fund computed as of the close of regular trading on the NYSE on the Closing Date, using the valuation procedures set forth in the Acquiring Fund's then current prospectus or statement of additional information.
2.3.	All computations of value with respect to the Acquiring
Fund and the Acquired Fund shall be made by State Street in accordance with its regular practice as pricing agent for the Acquiring Fund.
3.	Closing and Closing Date
3.1.	The Closing Date for the Reorganization shall be
October 10, 2003, or such other date as the parties to such Reorganization may agree to in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of the close of trading on the NYSE on the Closing Date unless otherwise provided. The Closing shall be held as of 10:00 a.m., at the offices of Willkie Farr & Gallagher or at such other time and/or place as the parties may agree.
3.2.	State Street Bank and Trust Company, the custodian for
the Acquiring Fund (the "Custodian"), shall deliver as soon as practicable after the Closing a certificate of an authorized officer stating that: (a) the Acquired Fund's portfolio securities, cash and any other assets have been delivered in proper form to the Acquiring Fund on the Closing Date and
(b) all necessary taxes, including all applicable federal and state stock transfer stamps, if any, have been paid, or provision for payment has been made, in conjunction with the delivery of portfolio securities.
3.3.	In the event that on the Valuation Date (a) the NYSE or
another primary trading market for portfolio securities of the Acquiring Fund or the Acquired Fund shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring Fund or the Acquired Fund is impracticable, the applicable Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.
3.4.	The Acquired Fund shall deliver at the Closing a list
of the names and addresses of the Acquired Fund's shareholders and the number and class of outstanding Shares owned by each such shareholder immediately prior to the Closing or provide evidence that such information has been provided to the
Acquiring Fund's transfer agent.  The Acquiring Fund shall
issue and deliver a confirmation evidencing the Acquiring Fund Shares to be credited to the Acquired Fund's account on the Closing Date to the Secretary of the Acquired Fund or provide evidence satisfactory to the Acquired Fund that such Acquiring Fund Shares have been credited to the Acquired Fund's account on the books of the Acquiring Fund. At the Closing, each party shall deliver to the relevant other parties such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.
4.	Representations and Warranties
4.1.	The Acquired Fund represents and warrants to the
Acquiring Fund as follows:
(a)	The Acquired Fund is a duly organized, validly existing
corporation in good standing under the laws of the State of
Maryland;
(b)	The Acquired Fund is a registered investment company
classified as a management company of the open-end type and its registration with the Securities and Exchange Commission (the "Commission") as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), is in full force and effect;
(c)	The Acquired Fund is not, and the execution, delivery
and performance of this Agreement by the Acquired Fund will
not result, in a violation of its Articles of Incorporation
or By-Laws or any material agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Fund is a party or by which the Acquired Fund or its property is bound or affected;
(d)	There are no contracts or other commitments (other than
this Agreement) of the Acquired Fund which will be terminated with liability to the Acquired Fund prior to the Closing Date;
(e)	Except as previously disclosed in writing to and
accepted by the Acquiring Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquired Fund or any of its properties or assets which, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. Except aspreviously disclosed in writing to and accepted by the Acquiring Fund, the Acquired Fund knows of no facts which might form the basis for the institution of such proceedings and is not party to or subject to the provisions of any order, decree or judgmentof any court or governmental body which materially and adversely affects its business or the business of the Acquired Fund or its ability to consummate the transactions herein contemplated;
(f)	The Statements of Assets and Liabilities, including the
Investment Portfolio, Statement of Operations and Changes in
Net Assets, and the Financial Highlights of the Acquired Fund
at August 31, 2002 and for the period from August 31, 1998 to August 31, 2002 have been audited by PricewaterhouseCoopers LLP (or one of its legacy firms), independent accountants, and are in accordance with generally accepted accounting principles consistently applied, and such statements (copies of which have been furnished to the Acquiring Fund) fairly reflect the financial condition of the Acquired Fund as of such dates, and there are no known contingent liabilities of the Acquired Fund as of such dates not disclosed therein;
(g)	Since August 31, 2002, there has not been any material
adverse change in the Acquired Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred except as otherwise disclosed to and accepted in writing by the Acquiring Fund.
For purposes of this subsection (g), a decline in net asset
value per share of the Acquired Fund due to declines in market values of securities in the Acquired Fund's portfolio, the discharge of Fund liabilities, or the redemption of the Acquired Fund shares by Fund shareholders shall not constitute a material adverse change;
(h)	At the date hereof and the Closing Date, all federal and
other tax returns and reports, including extensions, of the Acquired Fund required by law to have been filed by such dates shall have been filed, and all federal and other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof and, to the best of the Acquired Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;
(i)	For each taxable year of its operation (including the
taxable year ending on the Closing Date), the Acquired Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company; all of the Acquired Fund's issued and outstanding shares have been offered and sold in compliance in all material respects with applicable federal and state securities laws;
(j)	All issued and outstanding shares of each class of the
Acquired Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable. All of the issued and outstanding shares of the Acquired Fund will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the transfer agent as provided in paragraph 3.4. The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquired Fund's shares, nor is there outstanding any security convertible into any of the Acquired Fund's shares;
(k)	At the Closing Date, the Acquired Fund will have good
and marketable title to the Acquired Fund's assets to be transferred to the Acquiring Fund pursuant to paragraph 1.2 and full right, power and authority to sell, assign, transfer and deliver such assets hereunder and, upon delivery and payment for such assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, except such restrictions as might arise under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act with respect to privately placed or otherwise restricted securities that the Acquired Fund may have acquired in the ordinary course of business and of which the Acquiring Fund has received notice and necessary documentation at or prior to the Closing;
(l)	The execution, delivery and performance of this
Agreement has been duly authorized by all necessary actions on the part of the Acquired Fund's Board of Directors, and subject to the approval of the Acquired Fund's shareholders, this Agreement will constitute a valid and binding obligation of the Acquired Fund enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;
(m)	The information to be furnished by the Acquired Fund
for use in applications for orders, registration statements or proxy materials or for use in any other document filed or to be filed with any federal, state or local regulatory authority (including the National Association of Securities Dealers, Inc.) , which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations
applicable thereto;
(n)	The current prospectuses and statements of additional
information of the Acquired Fund conform in all material
respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact oromit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading; and
(o)	Insofar as the following relate to the Acquired Fund,
the registration statement filed by the Acquiring Fund on Form N-14 relating to Acquiring Fund Shares that will be registered with the Commission pursuant to this Agreement, which, without limitation, shall include a proxy statement of the Acquired
Fund (the "Proxy Statement") and the prospectuses of the Acquiring Fund with respect to the transactions contemplated by this Agreement, and any supplement or amendment thereto,
and the documents contained or incorporated therein by
reference (the "N-14 Registration Statement"), on the effective date of the N-14 Registration Statement, at the time of any shareholders' meeting referred to herein, on the Valuation Date and on the Closing Date: (i) shall comply in all material respects with the provisions of the 1933 Act, the Securities Exchange Act of 1934 (the "1934 Act") and the 1940 Act and the rules and regulations under those Acts, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this section shall not apply to statements in or omissions from the Proxy Statement and the N-14 Registration Statement made in reliance upon and in conformity with information that was furnished or should
have been furnished by the Acquiring Fund for use therein.
4.2.	The Acquiring Fund represents and warrants to the
Acquired Fund as follows:
(a)	The Acquiring Fund is a duly organized, validly existing
corporation in good standing under the laws of the State of
Maryland;
(b)	The Acquiring Fund is a registered investment company
classified as a management company of the open-end type and
its registration with the Commission as an investment company under the 1940 Act is in full force and effect;
(c)	The current prospectuses and statements of additional
information filed as part of the Acquiring Fund registration statement on Form N-1A (the "Acquiring Fund Registration Statement") conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission under those Acts and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;
(d)	At the Closing Date, the Acquiring Fund will have good
and marketable title to its assets;
(e)	The Acquiring Fund is not, and the execution, delivery
and performance of this Agreement will not result, in a
violation of the Acquiring Fund's Articles of Incorporation or By-Laws or any material agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring
Fund is a party or by which the Acquiring Fund or its property is bound;
(f)	Except as previously disclosed in writing to and
accepted by the Acquired Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquiring Fund or any of its properties or assets which, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The Acquiring Fund knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions contemplated herein;
(g)	Since October 31, 2002, there has not been any material
adverse change in the Acquiring Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred except as otherwise disclosed to and accepted in writing by the Acquired Fund. For purposes of this subsection (g), a decline in net asset value per share of the Acquiring Fund due to declines in market values of securities in the Acquiring Fund's portfolio, the discharge of Acquiring Fund liabilities, or the redemption of Acquiring Fund Shares by Acquiring Fund Shareholders shall not constitute a material adverse change;
(h)	At the Closing Date, all federal and other tax returns
and reports, including extensions, of the Acquiring Fund
required by law then to be filed shall have been filed, and all federal and other taxes shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof;
(i)	For each taxable year of its operation (including the
taxable year which includes the Closing Date), the Acquiring
Fund has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, has been eligible to and has computed its federal income tax under Section 852 of the Code;
(j)	At the date hereof, all issued and outstanding Acquiring
Fund Shares of each class are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund Shares, nor is there outstanding any security convertible into any Acquiring Fund Shares;
(k)	The execution, delivery and performance of this
Agreement has been duly authorized by all necessary actions on the part of the Acquiring Fund's Board of Directors, and this Agreement will constitute a valid and binding obligation of the Acquiring Fund enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;
(l)	The Acquiring Fund Shares to be issued and delivered to
the Acquired Fund, for the account of the Acquired Fund's shareholders, pursuant to the terms of this Agreement, will at the Closing Date have been duly authorized and when so issued and delivered, will be duly and validly issued Acquiring Fund Shares, and will be fully paid and non-assessable;
(m)	Insofar as the following relate to the Acquiring Fund,
the N-14 Registration Statement, on the effective date of the N-14 Registration Statement, at the time of any shareholders' meeting referred to herein, on the Valuation Date and on the Closing Date: (i) shall comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and
the rules and regulations under those Acts, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this section shall not apply to statements in or omissions from the Proxy Statement and the N-14 Registration Statement made in reliance upon and in conformity with information that was furnished by the Acquired Fund for use therein; and
(n)	The Acquiring Fund agrees to use all reasonable efforts
to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state Blue Sky or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.
4.3.	CSAM represents and warrants to the Acquiring Fund as
follows: To the knowledge of CSAM (i) there are no claims, actions, suits or proceedings pending against the Acquired Fund, and (ii) there are no claims, actions, suits or proceedings threatened, or circumstances that have been identified by the Management Committee of CSAM and the Secretary thereof as reasonably likely to give rise to any claims, actions, suits or proceedings, against the Acquired Fund that would materially adversely affect the Acquired Fund or its assets or business other than those disclosed in writing to and accepted by the Acquiring Fund.
5.	Covenants of the Acquired Fund and the Acquiring Fund
5.1.	The Acquiring Fund and the Acquired Fund will operate
their respective businesses in the ordinary course between the date hereof and the Closing Date. It is understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions.
5.2.	The Acquired Fund will call a meeting of the
shareholders of the Acquired Fund to consider and act upon this Agreement and to take all other actions necessary to obtain approval of the transactions contemplated herein.
5.3.	The Acquired Fund covenants that the Acquiring Fund
Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.
5.4.	The Acquired Fund will assist the Acquiring Fund in
obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Acquired Fund's Shares.
5.5.	Subject to the provisions of this Agreement, the
Acquiring Fund and the Acquired Fund will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.
5.6.	The Acquired Fund will provide the Acquiring Fund with
information reasonably necessary for the preparation of a prospectus (the "Prospectus") which will include the Proxy Statement referred to in paragraph 4.1(o), all to be included in the N-14 Registration Statement, in compliance with the 1933
Act, the 1934 Act and the 1940 Act in connection with the
meeting of the Acquired Fund's shareholders to consider approval of this Agreement and the transactions contemplated herein.
5.7.	The Acquiring Fund agrees to indemnify and advance
expenses to each person who at the time of the execution of this Agreement serves as a Director or Officer ("Indemnified Person") of the Acquired Fund, against money damages actually and reasonably incurred by such Indemnified Person in connection with any claim that is asserted against such Indemnified Person arising out of such person's service as a Director or officer of the Acquired Fund with respect to matters specifically relating to the Reorganization, provided that such indemnification and advancement of expenses shall be permitted to the fullest extent that is available under applicable law. This paragraph 5.7 shall not protect any such Indemnified Person against any liability to the Acquired Fund, the Acquiring Fund or their shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or from reckless disregard of the duties involved in the conduct of his office. An Indemnified Person seeking indemnification shall be entitled to advances from the Acquiring Fund for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification in the manner and to the fullest extent permissible under applicable law.
Such Indemnified Person shall provide to the Acquiring Fund a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Acquiring Fund has been met and a written undertaking to repay any advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Indemnified Person shall provide security in form and amount acceptable to the Acquiring Fund for its undertaking; (b) the Acquiring Fund is insured against losses arising by reason of the advance; or (c) either a majority of a quorum of disinterested non-party Directors of the Acquiring Fund (collectively, the
"Disinterested Directors"), or independent legal counsel experienced in mutual fund matters, selected by the
Indemnified Person, in a written opinion, shall have determined, based on a review of facts readily available to the Acquiring Fund at the time the advance is proposed to be made, that there is reason to believe that the Indemnified Person will ultimately be found to be entitled to indemnification.
5.8.	The Acquiring Fund agrees to take no action that would
adversely affect the qualification of the Reorganization as a reorganization under Section 368(a) of the Code. In this regard, the Acquiring Fund covenants that, following the Reorganization, it (a) will (i) continue the historic business of the Acquired Fund or (ii) use a significant portion of the Acquired Fund's historic business assets, and (b) will not sell or otherwise dispose of any of the assets of the Acquired Fund, except for dispositions in the ordinary course of business or transfers to a corporation (or other entity classified for federal income tax purposes as an association taxable as a corporation) that is "controlled" by the Acquiring Fund within the meaning of Section 368(c) of the Code.
5.9.	CSAM agrees that the Acquiring Fund will succeed to all
rights that the Acquired Fund has, or would have but for the Reorganization, against CSAM or its affiliates by reason of any act or failure to act by CSAM or any of its affiliates prior to the Closing Date.
6.	Conditions Precedent to Obligations of the Acquired Fund
The obligations of the Acquired Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquiring Fund of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following further conditions:
6.1.	All representations and warranties of the Acquiring Fund
contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the actions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;
6.2.	The Acquiring Fund shall have delivered to the Acquired
Fund a certificate executed in its name by its Chairman, Vice President, Secretary, Treasurer or Assistant Treasurer, in a
form reasonably satisfactory to the Acquired Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Acquiring Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement and as to such other matters as the Acquired Fund shall reasonably request; and
6.3.	The Acquired Fund shall have received on the Closing
Date a favorable opinion from Willkie Farr & Gallagher, counsel to the Acquiring Fund, dated as of the Closing Date, in a form reasonably satisfactory to the Acquired Fund, covering the following points:
That (a) the Acquiring Fund is a validly existing corporation and in good standing under the laws of the State of Maryland, and has the corporate power to own all of its properties and assets and to carry on its business as a registered investment company; (b) the Agreement has been duly authorized, executed and delivered by the Acquiring Fund and, assuming due authorization, execution and delivery of the Agreement by the other parties thereto, is a valid and binding obligation of the Acquiring Fund enforceable against the Acquiring Fund in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;
(c) the Acquiring Fund Shares to be issued to the Acquired
Fund's shareholders as provided by this Agreement are duly authorized and upon such delivery will be validly issued and outstanding and are fully paid and non-assessable, and no shareholder of the Acquiring Fund has any preemptive rights to subscription or purchase in respect thereof; (d) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, conflict with the Acquiring Fund's Articles of Incorporation or By-Laws or result in a material violation of any provision of any material agreement (known to such counsel) to which the Acquiring Fund is a party or by which it or its property is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty, under any material agreement, judgment or decree to which the Acquiring Fund is a party or by which it or its property is bound; (e) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Maryland is required for the consummation by the Acquiring Fund of the actions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and such as may be required under state securities laws; (f) only insofar as they relate to the Acquiring Fund, the descriptions in the Proxy Statement of statutes, legal and governmental proceedings, investigations, orders, decrees or judgments of any court or governmental body in the United States and contracts and other documents, if any, are accurate and fairly present the information required to be shown; (g) to the knowledge of such counsel, there is no legal, administrative or governmental proceeding, investigation, order, decree or judgment of any court or governmental body, only insofar as they relate to the Acquiring Fund or its assets or properties, pending, threatened or otherwise existing on or before the effective date of the N-14 Registration Statement or the Closing Date, which are required to be described in the N-14
Registration Statement or to be filed as an exhibit to the N-14 Registration Statement which is not described and filed as required or which materially and adversely affect the Acquiring Fund's business; (h) the Acquiring Fund is registered as an investment company under the 1940 Act and, to the knowledge of such counsel, its registration with the Commission as an investment company under the 1940 Act is in full force and effect; and (i) the Proxy Statement, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder; provided, however, that such counsel shall be entitled to state that it does not assume any responsibility for the accuracy, completeness or fairness of the Proxy Statement.
With respect to all matters of Maryland law, such counsel shall be entitled to state that, with the approval of the Acquired Fund, they have relied upon the opinion of Venable, Baetjer and Howard, LLP, and that their opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Venable, Baetjer and Howard, LLP. Such opinion also shall include such other matters incident to the transaction contemplated hereby as the Acquired Fund may reasonably request.
In this paragraph 6.3, references to the Proxy Statement
include and relate only to the text of such Proxy Statement and not, except as specifically stated above, to any exhibits or attachments thereto or to any documents incorporated by reference therein.
6.4.	The Board of Directors of the Acquiring Fund, including
a majority of the directors who are not "interested persons" of the Acquiring Fund (as defined in the 1940 Act), shall have determined that this Agreement and the transactions contemplated hereby are in the best interests of the Acquiring Fund and that the interests of the shareholders in the Acquiring Fund would not be diluted as a result of such transactions, and the Acquiring Fund shall have delivered to the Acquired Fund at the Closing, a certificate, executed by an officer, to the
effect that the condition described in this subparagraph has been satisfied.
7.	Conditions Precedent to Obligations of the Acquiring
Fund
The obligations of the Acquiring Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by the Acquired Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:
7.1.	All representations and warranties by or on behalf of
the Acquired Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;
7.2.	The Acquired Fund shall have delivered to the Acquiring
Fund a statement of the Acquired Fund's assets and liabilities as of the Closing Date, certified by the Treasurer or Assistant Treasurer of the Acquired Fund;
7.3.	The Acquired Fund shall have delivered to the Acquiring
Fund on the Closing Date a certificate executed in its name by its Chairman, Vice President, Secretary, Treasurer or Assistant Treasurer, in form and substance satisfactory to the Acquiring Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Acquired Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Acquiring Fund shall reasonably request; and
7.4.	The Acquiring Fund shall have received on the Closing
Date a favorable opinion of Willkie Farr & Gallagher, counsel to the Acquired Fund, in a form satisfactory to the Secretary of the Acquiring Fund, covering the following points:
That (a) the Acquired Fund is a validly existing corporation and in good standing under the laws of the State of Maryland and has the corporate power to own all of its properties and assets and to carry on its business as a registered investment company;
(b) the Agreement has been duly authorized, executed and delivered by the Acquired Fund and, assuming due authorization, execution and delivery of the Agreement by the other parties hereto, is a valid and binding obligation of the Acquired Fund enforceable against the Acquired Fund in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (c) the execution and delivery of the Agreement did not, and the consummation of the transactions contemplated hereby will not, conflict with the Acquired Fund's Articles of Incorporation or By-Laws or result in a material violation of any provision of any material agreement (known to such counsel) to which the Acquired Fund is a party or by which it or its property is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition ofany penalty, under any material agreement, judgment, or decree to which the Acquired Fund is a party or by which it or its property is bound; (d) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the
State of Maryland is required for the consummation by the Acquired Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and such as may be required under state securities laws; (e) the Proxy Statement (except as to financial and statistical data contained therein, as to which no opinion need be given), as of its date, appeared on its face to be appropriately responsive in all material respects to the 1934
Act and the 1940 Act and the rules and regulations thereunder; provided, however, that such counsel shall be entitled to state that it does not assume any responsibility for the accuracy, completeness or fairness of the Proxy Statement; (f) to the knowledge of such counsel, there is no legal, administrative or governmental proceeding, investigation, order, decree or judgment of any court or governmental body, only insofar as they relate to the Acquired Fund or its assets or properties, pending, threatened or otherwise existing on or before the effective date of the N-14 Registration Statement or the Closing Date, which is required to be described in the N-14 Registration Statement or to be filed as an exhibit to the N-14 Registration Statement which is not described or filed as required or which materially and adversely affect the Acquired Fund's business;
and (g) the Acquired Fund is registered as an investment company under the 1940 Act, and, to the knowledge of such counsel, its registration with the Commission as an investment company under the 1940 Act is in full force and effect.
With respect to all matters of Maryland law, such counsel shall be entitled to state that, with the approval of the Acquiring Fund, they have relied upon the opinion of Venable, Baetjer and Howard, LLP and that their opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Venable,
Baetjer and Howard, LLP. Such opinion also shall include such other matters incident to the transaction contemplated hereby as the Acquiring Fund may reasonably request.
In this paragraph 7.4, references to the Proxy Statement include and relate only to the text of such Proxy Statement and not to any exhibits or attachments thereto or to any documents incorporated by reference therein.
7.5.	The Acquiring Fund shall have received from
PricewaterhouseCoopers LLP a letter addressed to the Acquiring Fund dated as of the effective date of the N-14 Registration Statement in form and substance satisfactory to the Acquiring Fund, to the effect that:
(a)	they are independent public accountants with respect to
the Acquired Fund within the meaning of the 1933 Act and the applicable regulations thereunder; and
(b)	in their opinion, the financial statements and financial
highlights of the Acquired Fund included or incorporated by reference in the N-14 Registration Statement and reported on by them comply as to form in all material aspects with the applicable accounting requirements of the 1933 Act and the rules and regulations thereunder.
7.6.	The Acquired Fund shall have received from
PricewaterhouseCoopers LLP a letter addressed to the Acquired Fund dated as of the effective date of the N-14 Registration Statement in form and substance satisfactory to the Acquired Fund, to the effect that:
(a)	they are independent public accountants with respect to
the Acquiring Fund within the meaning of the 1933 Act and the applicable regulations thereunder; and
(b)	in their opinion, the financial statements and financial
highlights of the Acquiring Fund included or incorporated by reference in the N-14 Registration Statement and reported on by them comply as to form in all material aspects with the applicable accounting requirements of the 1933 Act and the rules and regulations thereunder.
7.7.	The Acquiring Fund and the Acquired Fund shall have
received from PricewaterhouseCoopers LLP a letter addressed to both Funds and dated as of the effective date of the N 14 Registration Statement in form and substance satisfactory to e ach Fund, to the effect that: on the basis of limited procedures agreed upon by the Acquiring Fund and the Acquired Fund and described in such letter (but not an examination in accordance with generally accepted auditing standards), specified information relating to each Fund appearing in the
N-14 Registration Statement and the Proxy Statement has been obtained from the accounting records of each Fund or from schedules prepared by officers of each Fund having responsibility for financial and reporting matters and such information is in agreement with such records, schedules or computations made therefrom.
7.8.	The Acquired Fund shall have delivered to the Acquiring
Fund, pursuant to paragraph 4.1(f), copies of financial
tatements of the Acquired Fund as of and for the fiscal year ended August 31, 2002.
7.9	The Acquiring Fund shall have received from
PricewaterhouseCoopers LLP a letter addressed to the Acquiring Fund and dated as of the Closing Date stating that, as of a date no more than three (3) business days prior to the Closing Date, PricewaterhouseCoopers LLP performed limited procedures and that on the basis of those procedures it confirmed the matters set forth in paragraph 7.6.
7.10.	The Board of Directors of the Acquired Fund, including a
majority of the directors who are not "interested persons" of the Acquired Fund (as defined by the 1940 Act), shall have determined that this Agreement and the transactions contemplated hereby are in the best interests of the Acquired Fund and that the interests of the shareholders in the Acquired Fund would not be diluted as a result of such transactions, and the
Acquired Fund shall have delivered to the Acquiring Fund at
the Closing, a certificate, executed by an officer, to the
effect that the condition described in this subparagraph has been satisfied.
8.	Further Conditions Precedent to Obligations of the
 Acquiring Fund and the Acquired Fund
If any of the conditions set forth below do not exist on or before the Closing Date with respect to the Acquiring Fund, the Acquired Fund shall, and if any of such conditions do not exist on or before the Closing Date with respect to the Acquired Fund, the Acquiring Fund shall, at their respective option, not be required to consummate the transactions contemplated by this Agreement.
8.1.	The Agreement and the transactions contemplated herein
shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund in accordance with the provisions of the Acquired Fund's Articles of Incorporation and applicable law and certified copies of the votes evidencing such approval shall have been delivered to the Acquiring Fund.
8.2.	On the Closing Date no action, suit or other proceeding
shall be pending before any court or governmental agency in
which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.
8.3.	All consents of other parties and all other consents,
orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state blue sky and securities authorities, including "no-action" positions of and exemptive orders from such federal and state authorities) deemed necessary by the Acquiring Fund or the Acquired Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or
permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the
Acquired Fund, provided that either party hereto may for itself waive any of such conditions.
8.4.	The N-14 Registration Statement and the Acquiring Fund
Registration Statement shall each have become or be effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.
8.5.	The parties shall have received a favorable opinion of
Willkie Farr & Gallagher, addressed to, and in form and
substance satisfactory to, the Acquired Fund and the Acquiring Fund, substantially to the effect that for U.S. federal income tax purposes:
(a)	The transfer of all of the Acquired Fund's assets to
the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund, and the distribution of such Acquiring Fund Shares to shareholders of the Acquired Fund in exchange for their shares of the Acquired Fund, will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Acquiring Fund and the Acquired Fund will each be a "party to a reorganization" within the meaning of Section
68(b) of the Code; (b) no gain or loss will be recognized by the Acquiring Fund on the receipt of the assets of the Acquired Fund solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund; (c) except for gain or loss regularly attributable to the termination of the Acquired Fund's taxable year, no gain or loss will be recognized by the Acquired Fund upon the transfer of the Acquired Fund's assets to the
Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund or upon the distribution of the Acquiring Fund Shares to the Acquired Fund's shareholders in exchange for their shares of the Acquired Fund; (d) no gain or loss will be recognized by shareholders of the Acquired Fund upon the exchange of their Acquired Fund shares for the Acquiring Fund Shares or upon the assumption by the Acquiring Fund of the liabilities of the Acquired Fund; (e) the aggregate tax basis of the Acquiring Fund Shares received by each of the Acquired
Fund's shareholders pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund Shares held by such shareholder immediately prior to the
Reorganization, and the holding period of the Acquiring Fund Shares to be received by each Acquired Fund shareholder will include the period during which the Acquired Fund Shares exchanged therefor were held by such shareholder (provided that such Acquired Fund Shares were held as capital assets on the date of the Reorganization); and (f) except for assets which may be revalued as a consequence of a termination of the
Acquired Fund's taxable year, the tax basis of the Acquired Fund's assets acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Acquired Fund immediately prior to the Reorganization and the holding period of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Acquired Fund.
Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Acquired Fund may waive the conditions set forth in this paragraph 8.5.
8.6. 	(a)	The approval of the receipt or retention of
investment advisory fees paid or payable to CSAM from April 18, 2000 shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund in accordance with the provisions of the Acquired Fund's Articles of Incorporation and applicable law and certified copies of the votes evidencing such approval shall have been delivered to each Fund; or
	(b)	the Board of Directors of the Acquired Fund has
irrevocably waived any and all right it may have to seek rescission of the advisory contract between the Fund and CSAM dated December, 3, 1998 (the "Contract") or to recoup amounts paid or payable under the Contract; or
	(c)	CSAM has irrevocably waived any and all right
it may have to receive or retain amounts paid or payable under the Contract.
9.	Brokerage Fees and Expenses; Other Agreements
9.1.	The Acquiring Fund represents and warrants to the
Acquired Fund, and the Acquired Fund represents and warrants to the Acquiring Fund, that there are no brokers or finders or other entities to receive any payments in connection with the transactions provided for herein.
9.2.	CSAM or its affiliates agrees to bear the reasonable
expenses incurred in connection with the transactions contemplated by this Agreement, whether or not consummated (excluding extraordinary expenses such as litigation expenses, damages and other expenses not normally associated with transactions of the type contemplated by this Agreement). These expenses consist of: (i) expenses associated with preparing this Agreement, the N-14 Registration Statement and expenses of the shareholder meetings insofar as they relate to approval of this Agreement and the transactions contemplated thereby; (ii) expenses associated with preparing and filing the N 14 Registration Statement covering the Acquiring Fund Shares to be issued in the Reorganization insofar as they relate to approval of this Agreement and the transactions contemplated thereby;
(iii) registration or qualification fees and expenses of preparing and filing such forms, if any, necessary under applicable state securities laws to qualify the Acquiring Fund Shares to be issued in connection with the Reorganization; (iv) postage; printing; accounting fees; and legal fees incurred by the Acquiring Fund and by the Acquired Fund in connection with the transactions contemplated by this Agreement; (v)
solicitation costs incurred in connection with the shareholders meeting referred to in clause (i) above and paragraph 5.2 hereof insofar as they relate to approval of this Agreement and the transactions contemplated thereby and (vi) any other reasonable Reorganization expenses.
9.3.	(a)	CSAM agrees to indemnify and hold harmless each
person who at the time of execution of this Agreement is a director or officer of the Acquired Fund (a "CSAM Indemnified Party") from and against any and all direct and indirect liabilities, losses, claims, damages and expenses (including, without limitation, reasonable attorneys' fees) ("Losses") incurred by a CSAM Indemnified Party and that arise from or relate to the retention of investment advisory fees paid or payable to CSAM from April 18, 2000 until the Closing Date.
	(b)	CSAM's agreement to indemnify the CSAM
Indemnified Parties pursuant to this paragraph 9.3 is expressly conditioned upon CSAM's being promptly notified of any action or claim brought against any such party after the CSAM Indemnified Party receives notice of the action. The failure of the CSAM Indemnified Party to notify CSAM shall not relieve CSAM from any liability that CSAM may have otherwise than on account of this indemnification agreement.
	(c)	In case any action or claim shall be brought
against any CSAM Indemnified Party and it shall timely notify CSAM of the commencement thereof, CSAM shall be entitled to participate in, and, to the extent that it shall wish to do so, to assume the defense thereof with counsel satisfactory to it.
If CSAM opts to assume the defense of such action, CSAM will not be liable to the CSAM Indemnified Party for any legal or other expenses subsequently incurred by the CSAM Indemnified Party in connection with the defense thereof other than (1) reasonable costs of investigation or the furnishing of documents or witnesses and (2) all reasonable fees and expenses of separate counsel to such CSAM Indemnified Party if the CSAM Indemnified Party shall have concluded reasonably that representation of
CSAM and the CSAM Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them in the conduct of the defense of such action.
9.4.	Any other provision of this Agreement to the contrary
notwithstanding, any liability of either Fund under this Agreement, or in connection with the transactions contemplated herein with respect to such Fund, shall be discharged only out of the assets of such Fund.
10.	Entire Agreement; Survival of Warranties
10.1.	The Acquiring Fund and the Acquired Fund agree that
neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement among the parties.
10.2.	The representations, warranties and covenants contained
in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.
11.	Termination
11.1.	This Agreement may be terminated at any time at or prior
to the Closing Date by: (1) mutual agreement of the Acquired Fund and the Acquiring Fund; (2) the Acquired Fund in the event the Acquiring Fund shall, or the Acquiring Fund, in the event the Acquired Fund shall, materially breach any representation, warranty or agreement contained herein to be performed at or prior to the Closing Date; or (3) the Acquired Fund or the Acquiring Fund in the event a condition herein expressed to be precedent to the obligations of the terminating party or parties has not been met and it reasonably appears that it will not or cannot be met within a reasonable time.
11.2.	In the event of any such termination, there shall be no
iability for damages on the part of either the Acquiring Fund or the Acquired Fund, or their respective Directors or officers, to the other party or parties.
12.	Amendments
This Agreement may be amended, modified or supplemented in writing in such manner as may be mutually agreed upon by the authorized officers of the Acquired Fund and the Acquiring Fund; provided, however, that following the meeting of the Acquired Fund's shareholders called by the Acquired Fund pursuant to paragraph 5.2 of this Agreement no such amendment may have the effect of changing the provisions for determining the number of the Acquiring Fund Shares to be issued to the Acquired Fund's Shareholders under this Agreement to the detriment of such shareholders without their further approval.
13.	Notices
13.1.	Any notice, report, statement or demand required or
permitted by any provisions of this Agreement shall be in
writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the Acquiring Fund at:
466 Lexington Avenue
New York, NY 10017
Attention:  Hal Liebes, Esq.
or to the Acquired Fund at:
466 Lexington Avenue
New York, NY 10017
Attention:  Hal Liebes, Esq.
14.	Headings; Counterparts; Governing Law; Assignment;
Limitation of Liability
14.1.	The article and paragraph headings contained in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
14.2.	This Agreement may be executed in any number of
counterparts, each of which shall be deemed an original.
14.3.	This Agreement shall be governed by and construed in
accordance with the laws of the State of New York.

14.4.	This Agreement shall bind and inure to the benefit of
the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.
14.5.	Notice is hereby given that this Agreement is entered
into on behalf of the Acquiring Fund by an officer of the Acquiring Fund and on behalf of the Acquired Fund by an officer of the Acquired Fund, in each case in such officer's capacity as an officer and not individually. It is understood and expressly stipulated that none of the Directors, officers or shareholders of the Acquiring Fund or the Acquired Fund are personally liable hereunder.

IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed by its Chairman, President, Vice
President or Managing Director and attested to by its Vice
President, Secretary or Assistant Secretary.
CREDIT SUISSE GLOBAL POST-VENTURE CAPITAL FUND, INC.
By:  /s/Hal Liebes
Name:	Hal Liebes
Title:	Vice President and Secretary
Attestation By:  /s/Gregory Bressler
Name:	Gregory Bressler
Title:	Assistant Secretary

CREDIT SUISSE GLOBAL TECHNOLOGY FUND, INC.
By: /s/Hal Liebes
Name:	Hal Liebes
Title:	Vice President and Secretary
Attestation By: /s/Gregory Bressler
Name:	Gregory Bressler
Title:	Assistant Secretary
Solely with respect to paragraphs 4.3, 5.9, 9.2 and 9.3 hereof:
CREDIT SUISSE ASSET MANAGEMENT, LLC
By: /s/Hal Liebes
Name:	Hal Liebes
Title:	Managing Director
Attestation By: /s/Gregory Bressler
Name:	Gregory Bressler
Title:	Director